Exhibit 10.1

REAL ESTATE PURCHASE AGREEMENT

AND ESCROW INSTRUCTIONS

THIS REAL ESTATE PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS (this “Agreement”) is entered into as of the 29th day of April, 2011 (the “Effective Date”), by and between Ineichen Pinehurst Square East, LLC, Smee Pinehurst Square East, LLC, Lee - Pinehurst Square East, LLC, Bartells - Pinehurst Square East, LLC, Tuey - Pinehurst Square East, LLC, W.Bensink Pinehurst Square East, LLC, Ashley - Pinehurst Square East, LLC Stattner - Pinehurst Square East, LLC, MacPhee - Pinehurst Square East, LLC, Hellings - Pinehurst Square East, LLC, Jacobson - Pinehurst Square East, LLC, Franich Pinehurst Square East, LLC, Bushman Pinehurst Square East, LLC, Shupack Pinehurst Square East, LLC, Bonino Pinehurst Square East, LLC, Jacobson - Pinehurst Square East, LLC, Wilhelm - Pinehurst Square East, LLC, Agrimont - Pinehurst Square East, LLC, T. Matthys Pinehurst Square East, LLC, Figlewicz Pinehurst Square East, LLC, 5-19 Pinehurst Square East, LLC, and Applewood - Pinehurst Square East, LLC (each a “Seller” and collectively, the “Sellers”); TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership (“Buyer”); and FIDELITY NATIONAL TITLE INSURANCE COMPANY (“Escrow Holder”).

RECITALS

WHEREAS, Sellers own real property and improvements located at 901 West Interstate Avenue, Bismarck, North Dakota 58503 and commonly known as “Pinehurst Square East”, as tenants in common, in the percentages set forth on Exhibit A, attached hereto (the percentage of ownership held by each Seller being referred to hereafter as such Seller’s “Percentage Amount”); and

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Property (as hereinafter defined), on the terms and conditions contained in this Agreement; and

WHEREAS, TNP Strategic Retail Operating Partnership, LP, a Delaware limited liability company (“SRT Partnership”) is the sole member of TNP SRT Secured Holdings, LLC, a Delaware limited liability company, which is the sole member of the Buyer; and

WHEREAS, in connection with the Buyer’s acquisition of the Property, SRT Partnership intends to offer to certain persons that directly or indirectly control certain Sellers (each such person, an “Offeree”, and collectively, the “Offerees”) common limited partnership interests (each a “Unit”) in SRT Partnership, valued at $9.00 per Unit in exchange for all or a portion of the undivided tenancy in common interest in the Property (hereafter defined) owned by such Offeree’s associated Seller (the “SRT Offering”); and

WHEREAS, in all respects, the SRT Offering is to be governed by that certain Confidential Private Placement Memorandum of SRT Partnership dated as of April 29, 2011 (the “Offering Memorandum”); and

AGREEMENT

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE 1

SALE OF PROPERTY

1.1 Property To Be Sold. Subject to the terms and provisions hereof, Sellers agree to sell to Buyer, and Buyer agrees to purchase from Sellers, upon the terms and conditions of this Agreement:

1.1.1 All of the land described and/or shown on Exhibit “B” attached hereto, together with all privileges, rights, easements and appurtenances belonging to such land, including without limitation, all right, title and interest (if any) of Sellers in and to any streets, alleys, passages, and other rights-of-way or appurtenances included in, adjacent to or used in connection with such land and all right, title and interest (if any) of Sellers in all mineral and development rights appurtenant to such land (collectively, the “Land”).

1.1.2 All buildings, structures and other improvements and all fixtures, systems and facilities located on the Land (the “Improvements”).

1.1.3 All furniture, equipment, machinery, inventories, supplies, signs and other tangible personal property of every kind and nature, if any, owned by Sellers and installed, located or situated on or used in connection with the operation of the Land or Improvements, (the “Personal Property”).

1.1.4 All of Sellers’ rights in the leases of the Property (as the same may be amended, each, a “Lease,” and collectively, the “Leases”) with tenants (each a “Tenant,” and collectively, the “Tenants,”), as reflected on the rent roll attached hereto as Exhibit “C” (the “Rent Roll”), including Sellers’ rights to any Tenant security deposits under any Lease (collectively, the “Tenant Deposits”).

1.1.5 All of Sellers’ right, title and interest, if any, in all intangible assets of any nature relating to the Land, the Improvements or the Personal Property, including, without limitation, all of Sellers’ right, title, and interest in all (i) warranties and guaranties relating to the Improvements or Personal Property in the possession of Sellers, (ii) all use, occupancy, building and operating licenses, permits, approvals, and development rights (iii) all plans and specifications related to the Land and Improvements, in each case to the extent that Sellers may legally transfer the same (the “Intangible Property”).

1.1.6 An irrevocable license to use any trade names used or utilized in connection with the property, including without limitation the name “Pinehurst Square East”.

1.1.7 All of Sellers’ rights, if any, in all service contracts (other than management and leasing contracts) affecting the Land or Improvements (the “Property Contracts”), to the extent Buyer assumes the same in accordance with terms of this Agreement.

1.1.8 All rights, which the Sellers may have, if any, in and to any tenant data, telephone numbers and listings, all master keys and keys to common areas, all good will, if any, and any and all other rights, privileges and appurtenances owned by Sellers and related to or used in connection with the existing business operation of the Land and Improvements (the “Miscellaneous Property”).

1.1.9 The Land and Improvements are hereinafter sometimes referred to collectively as the “Real Property” and the Real Property, Personal Property, Lease, Tenant Deposits, Intangible Property, the Property Contracts and the Miscellaneous Property, are hereinafter sometimes referred to collectively as the “Property.”

1.2 Purchase and Sale. Buyer agrees to purchase from Sellers and Sellers agree to sell to Buyer all of Sellers’ right, title and interest in and to the Property, on the terms and conditions set forth in this Agreement.

1.3 Purchase Price. The purchase price for the Property (the “Purchase Price”) shall be Fifteen Million and 00/100 Dollars ($15,000,000.00). The Purchase Price shall be paid to Sellers by Buyer on the Closing Date (as defined below), plus or minus all adjustments or credits as set forth herein, by wire transfer of immediately available federal funds.

1.4 Closing Date. The closing (“Closing”) shall take place through an escrow opened with Escrow Holder located at 830 East Main Street, Suite 1600, Richmond, Virginia 23219, Attn: Chris Newman on June 30, 2011; provided however, that Buyer shall have the right, at Buyer’s election, to accelerate the Closing upon satisfaction or waiver of all conditions to Closing set forth in this Agreement by Buyer and Sellers (as applicable).

ARTICLE 2

TITLE AND SURVEY

Title to the Property shall be conveyed to Buyer subject only to the following matters: (a) current, non-delinquent real estate taxes and assessments, (b) the matters of record as of the Effective Date, except for all monetary encumbrances, and Sellers shall cause all monetary encumbrances to be released at the time of Closing including without limitation, all instruments referring to that certain loan from U.S. Bank to the Sellers in the original principal amount of $13,200,000 (“Existing Loan”); (c) the Leases, and (d) any other matters approved in writing by Buyer.

ARTICLE 3

TERMINATION OF PROPERTY CONTRACTS

Unless otherwise expressly agreed to by Buyer, all Property Contracts shall be terminated by Sellers, at Sellers’ expense, as of the Closing Date.

ARTICLE 4

REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1 Sellers’ Representations. Except as otherwise disclosed in writing to Buyer, each Seller warrants and represents to Buyer as follows:

4.1.1 Each Seller is a limited liability company validly formed in the state of Delaware. Each Seller has full power and authority to enter into this Agreement, to perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and all documents contemplated hereby by each Seller has been duly and validly authorized by all necessary action on the part of such Seller and all required consents and approvals have been duly obtained and will not result in a breach of any of the terms or provisions of, or constitute a default under any indenture, agreement or instrument to which each Seller is a party. This Agreement is a legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

4.1.2 No Seller nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom United States persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including, without limitation, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action, and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.

4.1.3 To Sellers’ knowledge, there are no actions, suits or proceedings pending or threatened against (a) any portion of the Property, or (b) affecting any Seller, which if determined adversely, would affect its ability to perform its respective obligations hereunder.

4.1.4 No Seller has (a) made a general assignment for the benefit of creditors, (b) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by such Seller’s creditors, (c) suffered the appointment of a receiver to take possession of all or substantially all of such Seller’s assets, (d) suffered the attachment or other judicial seizure of all, or substantially all, of such Seller’s assets, (e) admitted in writing its inability to pay its debts as they come due, or (f) made an offer of settlement, extension or composition to its creditors generally.

4.1.5 Neither the execution, delivery or performance of this Agreement nor compliance herewith (a) conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (i) the articles of incorporation and by-laws or other organization certificate and/or partnership or operating agreement of any Seller, or (ii) any law or any order, writ, injunction or decree of any court or governmental authority, or (b) results in the creation or imposition of any lien, charge or encumbrance upon its property pursuant to any such agreement or instrument.

4.1.6 To Sellers’ knowledge, the Property is in compliance with all applicable statutes, rules, regulations and requirements of all federal, state and local governmental authorities.

4.1.7 No Seller will take or cause to be taken any action or fail to perform any obligation which would cause any of the representations or warranties contained in this Agreement to be untrue as of the Close of Escrow. A Seller shall immediately notify Buyer, in writing, of any event or condition known to such Seller which occurs prior to the Close of Escrow hereunder, which causes a change in the facts relating to, or the truth of, any of the representations or warranties.

4.1.8 No Seller has engaged a real estate broker in connection with this transaction.

4.2 Survivability of Representations and Warranties. The representations and warranties of each Seller set forth in this Agreement are remade as of the Closing Date and shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing.

4.3 Property Conveyed “As Is”. Except as may be expressly represented herein, in the exhibits attached hereto and in the documents to be executed and delivered by the Sellers at Closing, Buyer agrees that the Property shall be sold, and Buyer shall accept possession of the Property at Closing on an “as-is-where-is” basis.

ARTICLE 5

CLOSING

5.1 Escrow Holder. The Closing shall occur through the Escrow opened at the Escrow Holder. Escrow Holder is designated, authorized and instructed to act as Escrow Holder pursuant to the terms of this Agreement.

5.2 Escrow Instructions; Opening of Escrow. This Agreement shall constitute escrow instructions to Escrow Holder.

5.3 Conditions Precedent Favoring Buyer. In addition to any other conditions precedent in favor of Buyer as may be expressly set forth elsewhere in this Agreement, Buyer’s obligations under this Agreement are subject to the timely fulfillment of the conditions set forth in this Section 5.3 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or in part only, by written notice of such waiver from Buyer to Sellers. Buyer may terminate this Agreement upon written notice to Sellers due to the failure of any of the conditions precedent contained in this Agreement.

5.3.1 Sellers performing and complying in all material respects with all of the terms of this Agreement to be performed and complied with by Sellers prior to or at the Closing.

5.3.2 On the Closing Date, all of the representations and warranties of Sellers set forth in Section 4 hereof shall be true, accurate and complete.

5.3.3 The Leases will be free from any default on the part of Sellers, as landlord, or the Tenants, as tenants thereunder, and the Tenants shall be paying rent and be current in the payment of all rentals due under their respective Leases.

5.3.4 At Closing, the Title Company shall issue to Buyer an ALTA 2006 extended coverage Owner’s Policy of Title Insurance (“Title Policy”) insuring Buyer’s fee simple title to the Property for the sum equal to the Purchase Price, meeting with Buyer’s reasonable approval, and containing such endorsements as Buyer shall have reasonably required.

5.3.5 There shall have been no (i) material adverse change in the physical condition of the Property, (ii) casualty affecting the Property, or (iii) condemnation proceedings affecting the Property from the Effective Date through the Closing Date.

5.3.6 A sufficient number of the Seller shall have subscribed for the SRT Offering to meet with Buyer’s approval, which may be granted or withheld in Buyer’s sole discretion.

5.3.7 Buyer shall have secured financing for Buyer’s acquisition of the Property which is satisfactory to Buyer in Buyer’s sole discretion.

5.4 Conditions Precedent Favoring Sellers. Sellers’ obligations under this Agreement are expressly subject to the timely fulfillment of the condition set forth below on or before the Closing Date, or such earlier date as is set forth below. Such condition may be waived in whole or part only by written notice of such waiver from Sellers to Buyer and written acceptance of such waiver by Buyer: Buyer performing and complying in all material respects with all of the terms of this Agreement to be performed and complied with by Buyer prior to or at the Closing.

5.5 Sellers’ Deliveries. At the Closing, Sellers shall deliver or cause to be delivered to Buyer, at Sellers’ sole expense, each of the following items:

5.5.1 A special warranty deed (the “Deed”) duly executed and acknowledged by Sellers in a form acceptable to the Title Company.

5.5.2 A bill of sale, general assignment and assignment and assumption of Lease (the “Bill of Sale and Assignment”) which shall transfer, convey, sell, assign and set over to Buyer all of Sellers’ right, title and interest in and to the Personal Property, Leases, Tenant Deposits, Property Contracts, Intangible Property and Miscellaneous Property.

5.5.3 Originals of all Leases or occupancy agreements (with all amendments and modifications thereto) in Sellers’ possession or control relating to the Property, together with the estoppels required under this Agreement.

5.5.4 All keys in Sellers’ possession to all locks on the Property and all documents in the possession of Sellers pertaining to the Tenants, including all applications, correspondence and credit reports relating to each such Tenant.

5.5.5 A non-foreign person affidavit sworn to by Sellers as required by Section 1445 of the Internal Revenue Code.

5.5.6 Such evidence, documents, affidavits and indemnifications as may be reasonably required by the Title Company as a precondition to the issuance of the Title Policy relating to: (i) mechanics’ or materialmen’s liens; (ii) parties in possession; (iii) the status and capacity of Sellers and the authority of the person or persons who are executing the various documents on behalf of Sellers in connection with the sale of the Property; or (iv) any other matter reasonably required to enable the Title Company to issue the Title Policy and endorsements thereto.

5.5.7 Originals of all Property Contracts assumed by Buyer and all other documents in the possession of Sellers relating to the operation of the Property including all permits, licenses, approvals, plans, specifications, guaranties and warranties.

5.5.8 A duly executed closing statement reflecting the adjustments and prorations required by this Agreement (the “Closing Statement”).

5.5.9 Such evidence or documents as may reasonably be required by Buyer evidencing the power and authority of each Seller and its respective partners and the due authority of, and execution and delivery by, any person or persons who are executing any of the documents required in connection with the sale of the Property.

5.5.10 Such other instruments as may be reasonably required to consummate the transactions contemplated by this Agreement.

5.5.11 The amount of $1,950,000 in cash, from (a) reserves associated with the Existing Loan; and (b) other funds held by Sellers in connection with the Property, all of which shall be used to pay down the Existing Loan balance.

5.6 Buyer’s Deliveries. At the Closing, Buyer shall deliver to Sellers the following items:

5.6.1 Immediately available federal funds and/or Units (as applicable) to each Seller in such Seller’s Percentage Amount of the Purchase Price, as adjusted for closing costs and prorations as set forth in this Agreement. For purposes hereof, if all conditions precedent to Buyer’s obligation to proceed with the acquisition as set forth in this Agreement have been satisfied, Buyer shall be obligated to pay cash (and not Units) to any Seller who has not signed a Contribution and Subscription Agreement in connection with the SRT Offering that has been accepted by SRT Partnership.

5.6.2 Duly executed and acknowledged originals of the Bill of Sale and Assignment and the Closing Statement.

5.6.3 Such evidence or documents as may reasonably be required by the Title Company evidencing the status and capacity of Buyer and the authority of the person or persons who are executing the various documents on behalf of Buyer in connection with the purchase of the Property.

5.6.4 Such evidence or documents as may reasonably be required by Sellers evidencing the power and authority of the Buyer and the due authority of, and execution and delivery by, any person or persons who are executing any of the documents required in connection with the purchase of the Property by Buyer.

5.6.5 Such other instruments as may be reasonably required to consummate the transactions contemplated by this Agreement.

5.7 Costs, Prorations and Credits.

5.7.1 Closing Costs. Except as otherwise provided herein, Buyer and Sellers shall each pay their own legal fees related to the transaction contemplated hereby. Sellers shall be pay (i) all title insurance premiums and title examination costs, (ii) all transfer taxes, documentary stamp charges of any jurisdiction and recording fees. Buyer shall pay the costs associated with the Buyer’s investigation of the Property, such as the cost of appraisals, architectural, engineering, credit and environmental reports. Buyer shall pay all escrow charges. All other customary purchase and sale closing costs shall be paid by Sellers or Buyer in accordance with the custom in the jurisdiction where the Property is located.

5.7.2 Prorations. The following shall be prorated, credited, debited and adjusted between Sellers and Buyer as of 12:01 a.m. on the day of the Closing (except as otherwise provided) in accordance with this section. For purposes of calculating prorations, Buyer shall be deemed to be in title to the Property, and therefore entitled to the income and responsible for the expenses, for the entire day upon which the Closing occurs.

(a) Current Rents. The Tenants’ rents, including payments for taxes, utilities, common area maintenance, operating expenses, or insurance, or additional charges of any other nature (collectively “CAM”).

(b) Unpaid Rents. As used herein, the term “Unpaid Rents” means any Tenant rentals and other sums (however denominated and including without limitation unpaid CAM) owed to Sellers from any Tenant and not paid as of the Closing Date. Sellers hereby assign to Buyer without warranty any and all Unpaid Rents. Sellers specifically acknowledge and agree that Buyer shall have the right to compromise, forgive or otherwise deal with Unpaid Rents in respect of the tenant owing the same, which dealing may result in economic advantage to Buyer, all without liability or obligation to Sellers. Provided, however, that if any Unpaid Rents are not otherwise forgiven, compromised or dealt with, such Unpaid Rent, if and when collected by Buyer, shall be applied first to any unpaid rent and other sums owed to Buyer from such Tenant accruing after the Closing through the date of collection, with any remaining amounts allocable to the period prior to Closing being paid to Sellers (after deduction of all collection costs including attorneys’ fees). Without limiting the foregoing, Sellers specifically agree not to undertake any effort to collect unpaid rent or other sums (however denominated) owed to Sellers from any person if such person or any affiliate of such person is in possession of any space in the Property at the time of any such collection effort.

(c) Security Deposits, Unpaid Rent Concessions, Unpaid Tenant Improvement Allowances and Other Tenant Credits. The amount of all Tenant security deposits,

any accrued interest due Tenant thereon, unpaid rent concessions due under any Lease, unpaid tenant improvement allowances owing under any Lease and the amount of any other credits due any Tenant shall be credited to Buyer (which statement must be consistent with the Lease, the estoppel certificates and the final Rent Roll).

(d) Property Contracts. Prepaid charges in connection with any Property Contracts that Buyer elects to assume, or licenses or permits, shall be credited to Sellers. Accrued charges in connection with such Contracts, or licenses or permits, shall be credited to Buyer.

(e) Property Taxes. All real property taxes for the year immediately preceding the year of Closing that are payable in the year of Closing, and for years prior thereto, shall be paid by Sellers on or before the Closing. Real property taxes for the year of Closing shall be prorated on the basis of the most recent assessment and levy. Any and all refunds, credits, claims or rights to appeal respecting the amount of any real property taxes or other taxes or assessments charged in connection with the Property for any period shall belong to Buyer following the Closing.

(f) Private Assessments. Payments due under any assessments imposed by private covenant shall be prorated as of the Closing.

(g) Utilities. Except to the extent such items are the responsibility of the Tenants, prepaid water, sewer, and other utility charges shall be credited to Sellers, and accrued water, sewer, and other utility charges shall be credited to Buyer.

(h) Leasing Commissions. On or before the Closing Date, Sellers shall pay in full all leasing commissions due to leasing or other agents for the current remaining term of each lease (determined without regard to any unexercised termination or cancellation right).

(i) Insurance Policies. Insurance premiums as to the policies, if any, that will continue after Closing.

(j) Other Items. All other items customarily prorated or required by any other provision of this Agreement to be prorated or adjusted.

5.7.3 Re-prorations. At Closing, the amount of prorations and adjustments as aforesaid shall be determined or estimated to the extent practicable, and monetary adjustment shall be made between Sellers and Buyer. As the amounts of the respective items become finally ascertained, further adjustment shall be promptly made between the parties in cash.

5.7.4 Additional Credits in Favor of Buyer. At Closing, Buyer shall receive the following credits from Sellers: (i) a credit in the amount of $30,000 for certain costs incurred by Buyer in connection with the transactions contemplated by this Agreement (including the costs of documenting the private placement of Units), and the documents to be delivered at Closing (including without limitation the Deed); and (ii) a credit in the amount of $109,500 for the expected tenant improvement costs for the Kobe Japanese Steakhouse tenant.

5.7.5 Post-Closing Use of Sellers’ Operating Account Funds. At Closing, Buyer shall receive all funds in Sellers’ operating account which were not utilized in connection with the Closing, and shall hold such funds for the benefit of Sellers until the survival period set forth in Section 5.7.6 has expired. Buyer shall be entitled to apply such funds of Sellers to pay amounts which are properly the responsibility of Sellers hereunder. Any excess funds shall be remitted to Sellers at the conclusion of the survival period described in Section 5.7.6.

5.7.6 Survival. The provisions of this Section 5.7 shall survive the Closing until the first anniversary of Closing.

5.8 Distribution of Funds and Documents. At the Close of Escrow, Escrow Holder shall do each of the following:

5.8.1 Payment of Encumbrances. Pay the amount of any monetary liens encumbering the Property, including the Existing Loan, utilizing funds to which Sellers shall be entitled upon Close of Escrow and funds (if any) deposited in Escrow by Sellers.

5.8.2 Recorded Documents. Submit to the County Recorder of the County in which the Property is located the Deed and each other document to be recorded under the terms of this Agreement or by general usage, and, after recordation, cause the County Recorder to mail the Deed to Buyer and each other such document to the grantee, beneficiary or person acquiring rights thereunder or for whose benefit said document was recorded.

5.8.3 Non-Recorded Documents. Deliver by overnight courier (or as otherwise requested by the intended recipient): (i) the Title Policy to Buyer; (ii) each other non-recorded document received hereunder to the payee or person acquiring rights thereunder or for whose benefit said document was acquired; and (iii) a copy of each recorded document, conformed to show the recording data thereon, to each party.

5.8.4 Distribution of Funds. Deliver (i) to each Seller, any cash to which such Seller is entitled pursuant to the terms hereof; and (ii) to Buyer, or order, any excess funds delivered to Escrow Holder by Buyer. Such funds shall be delivered by wire transfer or cashier’s check in accordance with instructions for Sellers and Buyer; if no instructions are given, Escrow Holder shall deliver such funds by Escrow Holder’s check via overnight courier (or as otherwise requested by the intended recipient) to the appropriate party at the address set forth for notice in this Agreement.

5.9 Completion of Documents. Escrow Holder is authorized to insert the date of Closing and otherwise to complete the documents deposited in Escrow, where appropriate and consistent with this Agreement.

5.10 Possession and Tenant Notices. Possession of the Property shall be delivered to Buyer by Sellers at the Closing, subject the terms of this Agreement. Sellers shall cause their property manager to provide a written notice of the acquisition of the Property by Buyer, in sufficient copies for transmittal to the Tenants affected by the sale and purchase of the Property and properly addressed to the Tenants.

ARTICLE 6

TERMINATION AND DEFAULT

6.1 Buyer Default. If the sale contemplated hereby is not consummated because of a default by Buyer in its obligation to purchase the Property in accordance with the terms of this Agreement after each Seller has performed or tendered performance of all of its material obligations in accordance with this Agreement, then: (a) this Agreement shall terminate; and (b) Sellers and Buyer shall have no further obligations to each other except those which survive the termination of this Agreement. Each Seller hereby waives any right to an action for damages or specific performance of any provisions of this Agreement.

6.2 Sellers’ Default. If prior to Closing Sellers fails to perform any of its obligations or is otherwise in default hereunder, Buyer shall have the right to exercise any or all of the following remedies:

6.2.1 Waive such failure and proceed to the Closing with no reduction in the Purchase Price.

6.2.2 Exercise any of its other rights or remedies Buyer may have at law or in equity, including without limitation an action for specific performance to cause Sellers to convey the Property to Buyer pursuant to the terms and conditions of this Agreement.

6.2.3 Terminate this Agreement by notice to Sellers and Escrow Holder to that effect, and to recover all damages and seek such other relief at law or in equity to which Buyer may be entitled as a result of Sellers’ breach.

ARTICLE 7

MISCELLANEOUS

7.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the sale and purchase of the Property, and it supersedes all prior discussions, understandings or agreements between the parties; provided that the SRT Offering shall be governed solely and exclusively by the SRT Offering documents. All Exhibits and Schedules attached hereto are a part of this Agreement and are incorporated herein by reference.

7.2 Binding On Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7.3 Assignment by Buyer. Buyer shall have the right to assign this Agreement to any and no consent on the part of Sellers shall be required for such assignment, and Buyer shall have the unilateral right, and no consent on the part of the Sellers shall be required, to designate the recipient of the Deed and the other documents delivered by the Sellers at Closing.

7.4 Waiver. The excuse or waiver of the performance by a party of any obligation of the other party under this Agreement shall only be effective if evidenced by a written statement signed by the party so excusing or waiving. No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by Sellers or Buyer of the breach of any covenant of this Agreement shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.

7.5 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of North Dakota, without regard to the principles of conflicts of law.

7.6 Counterparts and Signatures. This Agreement may be executed in any number of counterparts and it shall be sufficient that the signature of each party appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement. Signatures transmitted by e-mail or facsimile shall be treated as original signatures for all purposes of this Agreement.

7.7 Attorneys’ Fees. In the event of a judicial or administrative proceeding or action by one party against the other party with respect to the interpretation or enforcement of this Agreement, the prevailing party shall be entitled to recover reasonable costs and expenses including, without limitation, reasonable attorneys’ fees and expenses, whether at the investigative, pretrial, trial or appellate level. The prevailing party shall be determined by the court based upon an assessment of which party’s major arguments or position prevailed.

7.8 IRS Real Estate Sales Reporting. Buyer and Sellers agree that Escrow Holder shall act as “the person responsible for closing” the transaction which is the subject of this Agreement pursuant to Internal Revenue Code Section 6045(e) and shall prepare and file all informational returns, including without limitation, IRS Form 1099-S, and shall otherwise comply with the provisions of Internal Revenue Code Section 6045(e).

7.9 Time Periods. If the time for performance of any obligation hereunder expires on a day that is not a Business Day, the time for performance shall be extended to the next Business Day.

7.10 Modification of Agreement. No modification of this Agreement shall be deemed effective unless in writing and signed by the party against whom enforcement is sought.

7.11 Further Instruments. Each party, promptly upon the request of the other, shall execute and have acknowledged and delivered to the other or to the Escrow Holder, as may be appropriate, any and all further instruments reasonably requested or appropriate to evidence or give effect to the provisions of this Agreement and which are consistent with the provisions of this Agreement.

7.12 Descriptive Headings; Word Meaning. The descriptive headings of the paragraphs of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement. Words such as “herein,” “hereinafter,” “hereof’ and “hereunder” when used in reference to this Agreement, refer to this Agreement as a whole and not merely to a subdivision in which such words appear, unless the context otherwise requires. The singular shall include the plural and the masculine sender shall include the feminine and neuter, and vice versa, unless the context otherwise requires. The word “including” shall not be restrictive and shall be interpreted as if followed by the words “without limitation.”

7.13 Business Day. As used herein, the term “Business Day” means any day other than Saturday, Sunday and any day which is a legal holiday in the State of North Dakota.

7.14 Severability. The parties hereto intend and believe that each provision in this Agreement comports with all applicable local, state and federal laws and judicial decisions. However, if any provision in this Agreement is found by a court of law to be in violation of any applicable local, state or federal law, statute, ordinance, administrative or judicial decision, or public policy, or if in any other respect such a court declares any such provision to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that, consistent with and with a view towards preserving the economic and legal arrangements among the parties hereto as expressed in this Agreement, such provision shall be given force and effect to the fullest possible extent, and that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void or unenforceable provision were not contained herein, and that the rights, obligations and interests of the parties under the remainder of this Agreement shall continue in full force and effect.

7.15 Section 1031 Exchange. Either party may consummate the purchase or sale of the Property as part of a so-called like kind exchange (an “Exchange”) pursuant to section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”), provided that (i) the Closing shall not be delayed or affected by reason of an Exchange nor shall the consummation or accomplishment of any Exchange be a condition precedent or condition subsequent to a party’s obligations under this Agreement; (ii) any party desiring an Exchange shall effect its Exchange through an assignment of this Agreement, or its rights under this Agreement, to a qualified intermediary and the other party shall not be required to take an assignment of the purchase agreement for the relinquished or replacement property or be required to acquire or hold title to any real property for purposes of consummating such Exchange; and (iii) the party desiring an Exchange shall pay any additional costs that would not otherwise have been incurred by Buyer or any Seller had such party not consummated its purchase or sale through an Exchange. Neither party shall by this agreement or acquiescence to an Exchange desired by the other party (1) have its rights under this Agreement affected or diminished in any manner or (2) be responsible for compliance with or be deemed to have warranted to the other party that such party’s Exchange in fact complies with section 1031 of the Code.

[Remainder of page intentionally left blank; signatures to follow on next pages.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SELLERS:

AGRIMONTI-PINEHURST SQUARE EAST, LLC, a Delaware limited liability company

By:	The Gerald F. Sabine 1995 Trust Dated August 18, 1995
Its:	Sole Member

	By:	/s/ Sandra S. Agrimonti
	Name:	Sandra S. Agrimonti
	Its:	Trustee

Signature Page to Purchase and Sale Agreement

ASHLEY-PINEHURST SQUARE EAST, LLC, a Delaware limited liability company

By:	Donald H. Ashley 1992 Revocable Trust as restated January 11, 2001
Its:	Sole Member

	By:	/s/ Donald Ashley
	Name:	Donald Ashley
	Its:	Trustee

Signature Page to Purchase and Sale Agreement

BARTELLS-PINEHURST SQUARE EAST, LLC, a Delaware limited liability company

By:	Bruce F. Bartells and Juli A Bartells Family Trust dated June 4, 1987
Its:	Sole Member

	By:	/s/ Bruce F. Bartells
	Name:	Bruce F. Bartells
	Its:	Trustee

	By:	/s/ Juli A. Bartells
	Name:	Juli A. Bartells
	Its:	Trustee

Signature Page to Purchase and Sale Agreement

W. BENSINK-PINEHURST SQUARE EAST, LLC, a Delaware limited liability company

By:	/s/ William H. Bensink
Name:	William H. Bensink
Its:	Sole Member

Signature Page to Purchase and Sale Agreement

BONINO-PINEHURST SQUARE EAST, LLC, a Delaware limited liability company

By:	The Bonino/Brown Revocable Trust of March 16, 1993
Its:	Sole Member

	By:	/s/ Eugene E. Bonino
	Name:	Eugene E. Bonino
	Its:	Trustee

	By:	/s/ Wilbert H. Brown
	Name:	Wilbert H. Brown
	Its:	Trustee

Signature Page to Purchase and Sale Agreement

BUSHMAN-PINEHURST SQUARE EAST, LLC, a Delaware limited liability company

By:	Bushman Investments Properties, LTD, a Utah limited partnership
Its:	Sole Member

	By:	Bushman Management, L.C., a Utah limited company
	Its:	General Partner

		By:	/s/ Kent Bushman
		Name:	Kent Bushman
		Its:	Manager

		By:	/s/ John Bushman
		Name:	John Bushman
		Its:	Manager

Signature Page to Purchase and Sale Agreement

FIGLEWICZ-PINEHURST SQUARE EAST, LLC, a Delaware limited liability company

By:	Figlewicz Family Trust dated March
Its:	Sole Member

	By:	/s/ John L. Figlewicz
	Name:	John L. Figlewicz
	Its:	Trustee

	By:	/s/ Maureen A. Figlewicz
	Name:	Maureen A. Figlewicz
	Its:	Trustee

Signature Page to Purchase and Sale Agreement

FRANICH-PINEHURST SQUARE EAST, LLC, a Delaware limited liability company

By:	/s/ Judith K. Franich
Name:	Judith K. Franich
Its:	Sole Member

Signature Page to Purchase and Sale Agreement

5-19-PINEHURST SQUARE EAST, LLC, a Delaware limited liability company

By:	5-19 47th Associates, Inc., a New York corporation
Its:	Sole Member

	By:	/s/ Michael Galmer
	Name:	Michael Galmer
	Its:	President

Signature Page to Purchase and Sale Agreement

HELLINGS-PINEHURST SQUARE EAST, LLC, a Delaware limited liability company

By:	Elva F. Hellings 1997 Living Trust, dated October 29, 1997 and as amended June 27, 2007
Its:	Sole Member

	By:	/s/ Elva F. Hellings
	Name:	Elva F. Hellings
	Its:	Co-Trustee

	By:	/s/ Ronald W. Hellings
	Name:	Ronald W. Hellings
	Its:	Co-Trustee

	By:	/s/ Diane Koslow
	Name:	Diane Koslow
	Its:	Co-Trustee

Signature Page to Purchase and Sale Agreement

INEICHEN-PINEHURST SQUARE EAST, LLC, a Delaware limited liability company

By:	Marina Bay Apartments, LLC, a Washington limited liability company
Its:	Sole Member

	By:	/s/ Bernard Ineichen
	Name:	Bernard Ineichen
	Its:	Member

Signature Page to Purchase and Sale Agreement

JACOBSON-PINEHURST SQUARE EAST, LLC, a Delaware limited liability company

By:	James Jacobson Trust Dated April 22, 2005
Its:	Sole Member

	By:	/s/ James O. Jacobson
	Name:	James O. Jacobson
	Its:	Co-Trustee

Signature Page to Purchase and Sale Agreement

LEE-PINEHURST SQUARE EAST, LLC, a Delaware limited liability company

By:	/s/ Diane M. Lee
Name:	Diane M. Lee
Its:	Sole Member

Signature Page to Purchase and Sale Agreement

APPLEWOOD-PINEHURST SQUARE EAST, LLC, a Delaware limited liability company

By:	Applewood, LLC, a Washington limited liability company
Its:	Sole Member

	By:	/s/ Victor L. Lund
	Name:	Victor L. Lund
	Its:	Manager

Signature Page to Purchase and Sale Agreement

M. BENSINK-PINEHURST SQUARE EAST, LLC, a Delaware limited liability company

By:	/s/ Marilyn L. Bensink
Name:	Marilyn L. Bensink
Its:	Sole Member

Signature Page to Purchase and Sale Agreement

MacPHEE-PINEHURST SQUARE EAST, LLC, a Delaware limited liability company

By:	/s/ Matthew MacPhee
Name:	Matthew MacPhee
Its:	Sole Member

Signature Page to Purchase and Sale Agreement

T. MATTHYS-PINEHURST SQUARE EAST, LLC, a Delaware limited liability company

By:	/s/ Tarina Matthys
Name:	Tarina Matthys
Its:	Sole Member

Signature Page to Purchase and Sale Agreement

J.R. SHUPACK-PINEHURST SQUARE EAST, LLC, a Delaware limited liability company

By:	/s/ Judy R. Shupack
Name:	Judy R. Shupack
Its:	Sole Member

Signature Page to Purchase and Sale Agreement

SHUPACK-PINEHURST SQUARE EAST, LLC, a Delaware limited liability company

By:	/s/ Jay S. Shupack
Name:	Jay S. Shupack
Its:	Sole Member

Signature Page to Purchase and Sale Agreement

SMEE-PINEHURST SQUARE EAST, LLC, a Delaware limited liability company

By:	John T. Smee and Mary Ellen Smee Trust, dated April 22, 1992 as Amended and Restated on June 11, 2009
Its:	Sole Member

	By:	/s/ John T. Smee
	Name:	John T. Smee
	Its:	Trustee

	By:	/s/ Mary Ellen Smee
	Name:	Mary Ellen Smee
	Its:	Trustee

Signature Page to Purchase and Sale Agreement

STATTNER-PINEHURST SQUARE EAST, LLC, a Delaware limited liability company

By:	The Stattner Living Trust dated July 26, 1999
Its:	Sole Member

	By:	/s/ Gerald N. Stattner
	Name:	Gerald N. Stattner
	Its:	Trustee

	By:	/s/ Violet Jean Stattner
	Name:	Violet Jean Stattner
	Its:	Trustee

Signature Page to Purchase and Sale Agreement

TUEY-PINEHURST SQUARE EAST, LLC, a Delaware limited liability company

By:	/s/ Kirk D. Tuey
Name:	Kirk D. Tuey
Its:	Sole Member

Signature Page to Purchase and Sale Agreement

WILHELM-PINEHURST SQUARE EAST, LLC, a Delaware limited liability company

By:	/s/ Wendy Wilhelm
Name:	Wendy Wilhelm
Its:	Sole Member

Signature Page to Purchase and Sale Agreement

BUYER:

TNP STRATEGIC RETAIL OPERATING PARTNERSHIP, LP,
a Delaware limited partnership

By:	TNP Strategic Retail Trust, Inc.
a Maryland corporation
Its:	General Partner

	By:	/s/ Anthony W. Thompson
	Name:	Anthony W. Thompson
	Title:	CEO

Signature Page to Purchase and Sale Agreement

CONSENT OF ESCROW HOLDER

The undersigned Escrow Holder hereby agrees to (i) accept the foregoing Agreement, (ii) be Escrow Holder under said Agreement and (iii) be bound by said Agreement in the performance of its duties as Escrow Holder; provided, however, the undersigned shall have no obligations, liability or responsibility under this Consent or otherwise unless and until said Agreement, fully signed by the parties, has been delivered to the undersigned.

DATED:	FIDELITY NATIONAL TITLE INSURANCE COMPANY (“Escrow Holder”)

	By:	/s/ Chris Newman
	Its:	Sr. Commercial Title Officer

EXHIBIT “A”

PERCENTAGE AMOUNTS

Ineichen Pinehurst Square East, LLC	12.80788%
Smee Pinehurst Square East, LLC	3.44828%
Lee - Pinehurst Square East, LLC	4.49261%
Bartells - Pinehurst Square East, LLC	2.95567%
Tuey - Pinehurst Square East, LLC	3.46465%
W.Bensink Pinehurst Square East, LLC	1.98404%
M. Bensink-Pinehurst Square East, LLC	1.98404%
Ashley - Pinehurst Square East, LLC	2.14508%
Stattner - Pinehurst Square East, LLC	4.65083%
MacPhee - Pinehurst Square East, LLC	2.95567%
Hellings - Pinehurst Square East, LLC	5.03320%
Jacobson - Pinehurst Square East, LLC	3.94089%
Franich Pinehurst Square East, LLC	1.97044%
Bushman Pinehurst Square East, LLC	8.86700%
Shupack Pinehurst Square East, LLC	0.56818%
J.R. Shupack – Pinehurst Square East, LLC	0.56818%
Bonino Pinehurst Square East, LLC	2.95567%
Wilhelm - Pinehurst Square East, LLC	2.42498%
Agrimonte - Pinehurst Square East, LLC	3.33909%
T. Matthys Pinehurst Square East, LLC	5.05035%
Figlewicz Pinehurst Square East, LLC	12.45239%
5-19 Pinehurst Square East, LLC	8.00000%
Applewood - Pinehurst Square East, LLC	3.94089%
Total	100.00000%

1

EXHBIT B

LEGAL DESCRIPTION

Lot Seven (7), Block One (1), Pinehurst Square Addition to the City of Bismarck, Burleigh County, North Dakota.

Perpetual easement to construct, operate, maintain, repair and replace roads across Lot Five (5), Block One (1), Pinehurst Square Addition to the City of Bismarck, Burleigh County, North Dakota as depicted in Exhibit MB” of Easement Agreement dated October 6, 2004 and recorded October 8, 2004 at 12:17 PM as Document Number 626702;

And to construct, operate and maintain Green Areas, over and across Lot Five (5), Block One (1), Pinehurst Square Addition to the City of Bismarck, Burleigh County, North Dakota, as depicted in Exhibit “B” of Easement Agreement dated October 6, 2004 and recorded October 8, 2004 at 12:17 PM as Document Number 626702.

Together with appurtenant easements for access roads, utility facilities, detention, construction, self-help, public utilities and no barrier agreements, as contained in Easements, Covenants, Conditions and Restrictions, dated October 7, 2004 and filed for record October 8, 2004 as Document Number 626705, and re-recorded November 18, 2004 as Document Number 628680; -and- as amended by the First Amendment to Easements Covenants, Conditions and Restrictions, dated May 18, 2007 and filed for record July 24, 2007 as Document Number 675876

1

EXHIBIT “C”

Database: TNPMRI
Report ID: TNP_CMROLL1

Page: 1
Date: 4/5/2011
Time: 08:03

TNP_Certified Rent Roll

TNPPM Pinehurst Square East
3/31/2011

Suite Id	Tenant Name	--- Rent Dates --- Start	Expire	GLA Square Footage	Monthly Base Rent	Annual Rate PSF	Monthly Cost Recovery	Security Deposit	Expense Stop	Monthly Other Income	Cat	--- Future Rent Increases --- Date	Monthly Amount	PSF
New Leases														
671000 -4-20	CR Results, Inc., dba LA Weight L	5/1/2011	4/30/2014	1,236				0.00						
Vacant Suites														
671000 -2-08	Vacant			4,760										
671000 -2-10A	Vacant			1,885										
671000 -4-24A	Vacant			4,307										
671000 -MECHR	Vacant			50										
Occupied Suites														
671000 -2-04	Old Navy LLC #5908	11/15/2006	11/30/2011	15,364	15,364.00	12.00	4,521.03	0.00						
671000 -2-05	Dress Barn, Inc. #1028	3/14/2007	6/30/2012	7,500	9,375.00	15.00	1,039.11	0.00						
671000 -2-06	David's Bridal, Inc. #287	11/20/2006	11/30/2017	5,500	7,562.50	16.50	1,834.19	0.00			BRR	12/1/2012	8,318.75	18.15
671000 -2-07	Bob&Connie Lundin dba BC Shoe	8/1/2010	11/30/2015	3,266	4,463.53	16.40	1,469.23	5,802.59						
671000 -2-09	Lane Bryant #4571 LLC	2/7/2007	1/31/2013	5,050	6,733.33	16.00	1,561.61	0.00						
671000 -2-10	NEW - Ichiban Cuisine Corp. dba	11/17/2010	6/30/2021	5,930				7,570.64						
671000 -2-11	Claire's Boutiques, Inc dba Claire'	10/1/2010	1/31/2013	1,273	1,591.25	15.00	541.52	0.00						
671000 -3-12	Northern Lights Physical Therapy	11/9/2009	1/31/2015	2,450	3,280.00	16.07	1,047.47	0.00						
671000 -3-13	Shoe Carnival, Inc. #371	5/5/2007	7/31/2017	10,000	10,833.30	13.00	3,220.97	0.00			BRR	8/1/2012	11,666.67	14.00
671000 -3-14	TJX Companies inc., dba TJ Maxx	3/26/2007	3/31/2017	26,000	20,583.33	9.50	2,427.59	0.00						
671000 -4-15	Universal Athletic Services	7/1/2008	7/31/2015	5,225	7,837.50	18.00	2,466.02	9,570.46			BRR	8/1/2013	9,013.13	20.70
671000 -4-17	Sherry McGaughlin dba Wired Co	10/22/2006	10/31/2011	1,000	2,083.33	25.00	471.97	2,385.83						
671000 -4-18	A Better Way Enterprise, Inc dba	9/1/2010	3/31/2013	1,513	2,017.33	16.00	714.07	2,700.21						
671000 -4-19	Western Oil & Gas, Inc dba South	12/1/2010	11/30/2015	2,083				3,223.60			BRR	4/1/2011	2,864.13	16.50
											BRR	12/1/2011	2,950.05	17.00
											BRR	12/1/2012	3,038.55	17.50
											BRR	12/1/2013	3,129.71	18.03
											BRR	[illegible]	[illegible]	[illegible]

EXHIBIT “C”

1

Database: TNPMRI
Report ID: TNP_CMROLL1

TNP_Certified Rent Roll

TNPPM Pinehurst Square East
3/31/2011

Page: 2
Date: 4/5/2011
Time: 08:03

Suite Id	Tenant Name	— Rent Dates — Start	Expire	GLA Square Footage	Monthly Base Rent	Annual Rate PSF	Monthly Cost Recovery	Security Deposit	Expense Stop	Monthly Other Income	Cat	— Future Rent Increases — Date	Monthly Amount	PSF
											INS	4/1/2011	16.57	0.10
											PTX	4/1/2011	369.85	2.13
											UTL	4/1/2011	93.90	0.54
671000 -4-20	CR Results, Inc., dba LA Weight I	4/21/2005	4/30/2011	1,236	1,545.00	15.00	583.35	1,884.48						
671000 -4-21	Linh duc Duong dba Classy Nails	1/1/2011	12/31/2015	1,425	2,018.75	17.00	672.55	2,227.75						
671000 -4-22	Sold It Enterprises, Inc dba I Sold	9/25/2005	9/30/2011	1,675	2,372.92	17.00	790.54	2,879.62						
671000 -4-23	Dr James Martinson dba Pinehurs	3/1/2011	2/29/2016	3,000	4,375.00	17.50	1,415.89	4,767.50						
671000 -4-24B	Burger Heaven LLC dba Five Guy	11/15/2010	11/30/2020	2,300	3,641.67	19.00	1,029.23	3,641.67			BRR	12/1/2015	3,833.33	20.00
											~~BRR~~	~~12/1/2020~~	~~4,025.00~~	~~21.00~~
													option period only	
671000 -4-25	Sally Beauty Holdings, Inc dba	5/4/2007	5/31/2012	1,500	2,318.75	18.55	576.23	0.00						
671000 -LOT-01	MTM-Lowe's Home Improvement	1/1/2008	12/31/2020	0			210.64	0.00						
671000 -LOT-06	MTM-Kohl's Illinois Inc-Store #18	1/1/2008	12/31/2020	0			125.85	0.00						
	Totals:	Occupied Sqft:	90.37%	103,290	107,996.49		26,719.06	46,744.35		0.00				
		Vacant Sqft:	9.63%	11,002	(4 Units)									
		Total Sqft:		114,292	(24 Units)									
		Leased/Unoccupied Sqft:		0	0.00		0.00			0.00				
	Total TNPPM Pinehurst Square East:	Occupied Sqft:	90.37%	103,290	107,996.49		26,719.06	46,744.35		0.00				
		Vacant Sqft:	9.63%	11,002	(4 Units)									
		Total Sqft:		114,292	(24 Units)									
		Leased/Unoccupied Sqft:		0	0.00		0.00			0.00				
	Grand Total:	Occupied Sqft:	90.37%	103,290	107,996.49		26,719.06	46,744.35		0.00				
		Vacant Sqft:	9.63%	11,002	(4 Units)									
		Total Sqft:		114,292	(24 Units)									
		Leased/Unoccupied Sqft:		0	0.00		0.00			0.00				

This document was certified by the Asset Manager:

Lauren Vaniski

APR 11 2011

Signature

This document was certified by the Property Manager:

A Stabog 4/6/11

Version 05/23/09 DDiaz

EXHIBIT “C”

2